Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.		News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FISCAL 2013 SECOND QUARTER RESULTS

RED BANK, NJ, June 5, 2013 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its second quarter and six months ended April 30, 2013.

RESULTS FOR THE THREE AND SIX MONTH PERIODS ENDED APRIL 30, 2013:

●

Total revenues were $423.0 million in the second quarter of fiscal 2013 up 23.8% compared with $341.7 million in the fiscal 2012 second quarter. For the six months ended April 30, 2013, total revenues increased 27.8% to $781.2 million compared with $611.3 million in the first half of the prior year.

●

Net income was $1.3 million for the three months ended April 30, 2013, or $0.01 per common share. Including a $27.0 million gain on extinguishment of debt in the second quarter of the prior year, net income was $1.8 million, or $0.02 per common share.

●	In the first six months of fiscal 2013, net loss was $10.0 million, or $0.07 per common share, compared with a net loss of $16.5 million, or $0.15 per common share, in the first half of last year.

●

Pre-tax income for the fiscal 2013 second quarter was $0.9 million, excluding land-related charges, expenses associated with the debt exchange offer and gain on extinguishment of debt, compared with a pre-tax loss of $21.4 million during the second quarter of fiscal 2012.

●

For the six months ended April 30, 2013, the pre-tax loss, excluding land-related charges, expenses associated with the debt exchange offer and gain on extinguishment of debt, was $19.2 million compared with a pre-tax loss of $55.7 million in the first half of fiscal 2012.

●

Deliveries, including unconsolidated joint ventures, were 1,424 homes for the second quarter of fiscal 2013, up 18.0% compared with 1,207 homes in the second quarter of the prior year. For the six months ended April 30, 2013, deliveries, including unconsolidated joint ventures, were 2,612 homes compared with 2,219 homes in last year’s second quarter, an increase of 17.7%.

●

The dollar value of net contracts, including unconsolidated joint ventures, for the second quarter of fiscal 2013 increased 22.2% to $696.1 million compared with $569.8 million in the same period of the prior year. The number of net contracts increased 9.9% to 1,950 homes for the three months ended April 30, 2013 from 1,775 homes during the same quarter a year ago.

●

The dollar value of net contracts, including unconsolidated joint ventures, for the first six months of fiscal 2013 increased 29.4% to $1,159.3 million compared with $895.7 million in first half of last year. The number of net contracts increased 15.4% to 3,294 homes in the first half of fiscal 2013 from 2,854 homes in the prior year’s first half.

●

Contract backlog, as of April 30, 2013, including unconsolidated joint ventures, was $1,024.6 million for 2,827 homes, which was an increase of 34.3% and 23.0%, respectively, compared to April 30, 2012.

●

Homebuilding gross margin percentage, before interest expense and land charges included in cost of sales, increased 150 basis points to 18.9% for the fiscal 2013 second quarter, compared with 17.4% during the second quarter of fiscal 2012 and was up 190 basis points compared to the 17.0% reported during the first quarter of 2013. For the six months ended April 30, 2013, homebuilding gross margin percentage, before interest expense and land charges included in cost of sales, was 18.0% compared with 17.0% in the first six months of fiscal 2012.

●

Total SG&A was $51.5 million, or 12.2% of total revenues, for the three months ended April 30, 2013 compared to $47.4 million, or 13.9% of total revenues, in the second quarter of the prior year. In the first half of fiscal 2013, total SG&A was $100.8 million, or 12.9% of total revenues, compared with $93.4 million or 15.3% of total revenues in first half of fiscal 2012.

●

Consolidated pre-tax land-related charges for the second quarter of fiscal 2013 were $2.2 million compared with $3.2 million in the second quarter of the previous year. During the six months ended April 30, 2013, the consolidated pre-tax land-related charges were $2.9 million compared with $6.5 million in last year’s first half.

●

Total interest expense as a percentage of total revenues declined 350 basis points to 8.0% during the second quarter of fiscal 2013 compared with 11.5% in the same period of the prior year. For the six months ended April 30, 2013, total interest expense as a percentage of total revenues declined 340 basis points to 8.7% compared with 12.1% during the first half a year ago.

●

Adjusted EBITDA increased to $37.1 million during the fiscal 2013 second quarter compared to $20.5 million in last year’s second quarter. In the first half of fiscal 2013, Adjusted EBITDA was $53.6 million compared with $23.2 million in the prior year’s first half.

●	The contract cancellation rate, including unconsolidated joint ventures, for the second quarter of fiscal 2013 was 16%, compared with 17% in the second quarter of the prior year.

●

During May of 2013, the dollar value of net contracts and the number of net contracts, including unconsolidated joint ventures, increased 12.7% and 5.5%, respectively, to $185.0 million compared with $164.1 million and to 534 homes from 506 homes in May of 2012.

●

The valuation allowance was $941.8 million as of April 30, 2013. The valuation allowance is a non-cash reserve against the tax assets for GAAP purposes. For tax purposes, the tax deductions associated with the tax assets may be carried forward for 20 years from the date the deductions were incurred.

LIQUIDITY AND INVENTORY AS OF APRIL 30, 2013:

●

After spending $118.2 million during the second quarter of 2013 on land and land development, homebuilding cash was $263.4 million as of April 30, 2013, including $27.0 million of restricted cash required to collateralize letters of credit.

●	As of April 30, 2013, the land position, including unconsolidated joint ventures, was 30,043 lots, consisting of 12,795 lots under option and 17,248 owned lots.

COMMENTS FROM MANAGEMENT:

“Throughout the spring selling season, our communities experienced strong demand for new homes. We reported 10.3 net contracts per active selling community for the second quarter of fiscal 2013, which is the highest net contracts per community we have reported for any quarter since the fourth quarter of 2005,” said Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer. “We raised home prices in many of our communities across the country, which have more than offset any increases in labor or material costs we have experienced to date. The combination of our improved homebuilding gross margin, improving sales pace and the resultant operating leverage that we have gained on our interest and SG&A costs, further increases our confidence that we should be profitable for fiscal 2013, assuming that market conditions remain stable and excluding any expenses related to early retirement of debt,” concluded Mr. Hovnanian.

WEBCAST INFORMATION:

Hovnanian Enterprises will webcast its fiscal 2013 second quarter financial results conference call at 11:00 a.m. E.T. on Wednesday, June 5, 2013. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ Website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Audio Archives” section of the Investor Relations page on the Hovnanian Website at http://www.khov.com. The archive will be available for 12 months.

ABOUT HOVNANIAN ENTERPRISES®, INC.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, Minnesota, New Jersey, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes®, Brighton Homes, Parkwood Builders, Town & Country Homes and Oster Homes. As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2012 annual report, can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail or fax lists, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs, expenses associated with debt exchange offer and gain on extinguishment of debt (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures. The most directly comparable GAAP financial measure is net income (loss). The reconciliation of EBIT, EBITDA and Adjusted EBITDA to net income (loss) is presented in a table attached to this earnings release.

Income (Loss) Before Income Taxes Excluding Land-Related Charges, Expenses Associated with the Debt Exchange Offer and Gain on Extinguishment of Debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is (Loss) Income Before Income Taxes. The reconciliation of Income (Loss) Before Income Taxes Excluding Land-Related Charges, Expenses Associated with the Debt Exchange Offer and Gain on Extinguishment of Debt to (Loss) Income Before Income Taxes is presented in a table attached to this earnings release.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “forward-looking statements.” Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and industry and business conditions and impacts of the sustained homebuilding downturn, (2) adverse weather and other environmental conditions and natural disasters, (3) changes in market conditions and seasonality of the Company’s business, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws, and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in, and price fluctuations of, raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness, (13) the Company's sources of liquidity, (14) changes in credit ratings, (15) availability of net operating loss carryforwards, (16) operations through joint ventures with third parties, (17) product liability litigation, warranty claims and claims by mortgage investors, (18) successful identification and integration of acquisitions, (19) significant influence of the Company’s controlling stockholders, (20) changes in tax laws affecting the after-tax costs of owning a home, (21) geopolitical risks, terrorist acts and other acts of war, and (22) other factors described in detail in the Company’s Annual Report on Form 10-K for the year ended October 31, 2012. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

(Financial Tables Follow)

Hovnanian Enterprises, Inc.
April 30, 2013
Statements of Consolidated Operations
(Dollars in Thousands, Except Per Share Data)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Total Revenues	$422,998	$341,698	$781,209	$611,297
Costs and Expenses (a)	425,090	367,894	806,392	679,731
Gain on Extinguishment of Debt	-	27,039	-	51,737
Income from Unconsolidated Joint Ventures	827	1,495	3,116	1,473
(Loss) Income Before Income Taxes	(1,265)	2,338	(22,067)	(15,224)
Income Tax (Benefit) Provision	(2,583)	536	(12,077)	1,239
Net Income (Loss)	$1,318	$1,802	$(9,990)	$(16,463)

Per Share Data:
Basic:
Income (Loss) Per Common Share	$0.01	$0.02	$(0.07)	$(0.15)
Weighted Average Number of Common Shares Outstanding (b)	145,948	116,021	144,373	112,338
Assuming Dilution:
Income (Loss) Per Common Share	$0.01	$0.02	$(0.07)	$(0.15)
Weighted Average Number of Common Shares Outstanding (b)	147,231	116,117	144,373	112,338

(a) Includes inventory impairment loss and land option write-offs.

(b) For periods with a net loss, basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.
April 30, 2013
Reconciliation of Income (Loss) Before Income Taxes Excluding Land-Related
Charges, Expenses Associated with the Debt Exchange Offer and
Gain on Extinguishment of Debt to (Loss) Income Before Income Taxes
(Dollars in Thousands)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
(Loss) Income Before Income Taxes	$(1,265)	$2,338	$(22,067)	$(15,224)
Inventory Impairment Loss and Land Option Write-Offs	2,191	3,216	2,856	6,541
Expenses Associated with the Debt Exchange Offer	-	89	-	4,683
Gain on Extinguishment of Debt	-	(27,039)	-	(51,737)
Income (Loss) Before Income Taxes Excluding Land-Related Charges, Expenses Associated with the Debt Exchange Offer and Gain on Extinguishment of Debt (a)	$926	$(21,396)	$(19,211)	$(55,737)

(a) Income (Loss) Before Income Taxes Excluding Land-Related Charges, Expenses Associated with the Debt Exchange Offer, and Gain on Extinguishment of Debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is (Loss) Income Before Income Taxes.

Hovnanian Enterprises, Inc.

April 30, 2013

Gross Margin

(Dollars in Thousands)

	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Sale of Homes	$409,576	$312,494	$743,857	$564,824
Cost of Sales, Excluding Interest (a)	332,134	258,034	609,692	468,608
Homebuilding Gross Margin, Excluding Interest	77,442	54,460	134,165	96,216
Homebuilding Cost of Sales Interest	11,227	9,715	21,387	20,651
Homebuilding Gross Margin, Including Interest	$66,215	$44,745	$112,778	$75,565

Gross Margin Percentage, Excluding Interest	18.9%	17.4%	18.0%	17.0%
Gross Margin Percentage, Including Interest	16.2%	14.3%	15.2%	13.4%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Land Sales	$1,451	$18,310	$13,278	$26,914
Cost of Sales, Excluding Interest (a)	1,009	13,529	12,206	20,382
Land Sales Gross Margin, Excluding Interest	442	4,781	1,072	6,532
Land Sales Interest	47	3,602	167	5,142
Land Sales Gross Margin, Including Interest	$395	$1,179	$905	$1,390

(a) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

Hovnanian Enterprises, Inc.

April 30, 2013

Reconciliation of Adjusted EBITDA to Net Income (Loss)

(Dollars in Thousands)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Net Income (Loss)	$1,318	$1,802	$(9,990)	$(16,463)
Income Tax (Benefit) Provision	(2,583)	536	(12,077)	1,239
Interest Expense	33,906	39,373	68,186	73,844
EBIT (a)	32,641	41,711	46,119	58,620
Depreciation	1,382	1,559	2,844	3,217
Amortization of Debt Costs	907	933	1,811	1,896
EBITDA (b)	34,930	44,203	50,774	63,733
Inventory Impairment Loss and Land Option Write-offs	2,191	3,216	2,856	6,541
Expenses Associated with Debt Exchange Offer	-	89	-	4,683
Gain on Extinguishment of Debt	-	(27,039)	-	(51,737)
Adjusted EBITDA (c)	$37,121	$20,469	$53,630	$23,220

Interest Incurred	$31,965	$34,493	$64,618	$70,838

Adjusted EBITDA to Interest Incurred	1.16	0.59	0.83	0.33

(a) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). EBIT represents earnings before interest expense and income taxes.

(b) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(c) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairment loss and land option write-offs, expenses associated with debt exchange offer and gain on extinguishment of debt.

Hovnanian Enterprises, Inc.
April 30, 2013
Interest Incurred, Expensed and Capitalized
(Dollars in Thousands)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Interest Capitalized at Beginning of Period	$114,429	$123,315	$116,056	$121,441
Plus Interest Incurred	31,965	34,493	64,618	70,838
Less Interest Expensed	33,906	39,373	68,186	73,844
Interest Capitalized at End of Period (a)	$112,488	$118,435	$112,488	$118,435

(a) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	April 30, 2013	October 31, 2012
	(Unaudited)	(1)
ASSETS

Homebuilding:
Cash	$236,419	$258,323
Restricted cash and cash equivalents	32,764	41,732
Inventories:
Sold and unsold homes and lots under development	700,921	671,851
Land and land options held for future development or sale	228,265	218,996
Consolidated inventory not owned - other options	106,121	90,619
Total inventories	1,035,307	981,466
Investments in and advances to unconsolidated joint ventures	52,821	61,083
Receivables, deposits, and notes – net	45,129	61,794
Property, plant, and equipment – net	47,037	48,524
Prepaid expenses and other assets	55,127	66,694
Total homebuilding	1,504,604	1,519,616

Financial services:
Cash	8,443	14,909
Restricted cash and cash equivalents	16,701	22,470
Mortgage loans held for sale at fair value	85,463	117,024
Other assets	2,193	10,231
Total financial services	112,800	164,634
Income taxes receivable – including net deferred tax benefits	1,483	-
Total assets	$1,618,887	$1,684,250

(1)  Derived from the audited balance sheet as of October 31, 2012.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands Except Share Amounts)

	April 30, 2013	October 31, 2012
	(Unaudited)	(1)
LIABILITIES AND EQUITY

Homebuilding:
Nonrecourse mortgages	$30,384	$38,302
Accounts payable and other liabilities	271,736	296,510
Customers’ deposits	32,993	23,846
Nonrecourse mortgages secured by operating properties	18,263	18,775
Liabilities from inventory not owned	91,150	77,791
Total homebuilding	444,526	455,224

Financial services:
Accounts payable and other liabilities	27,680	37,609
Mortgage warehouse lines of credit	65,988	107,485
Total financial services	93,668	145,094

Notes payable:
Senior secured notes	977,980	977,369
Senior notes	459,005	458,736
Senior amortizing notes	23,149	23,149
Senior exchangeable notes	64,880	76,851
TEU senior subordinated amortizing notes	4,180	6,091
Accrued interest	30,019	20,199
Total notes payable	1,559,213	1,562,395
Income taxes payable	-	6,882
Total liabilities	2,097,407	2,169,595

Equity:
Hovnanian Enterprises, Inc. stockholders’ equity deficit:
Preferred stock, $.01 par value - authorized 100,000 shares; issued 5,600 shares with a liquidation preference of $140,000 at April 30, 2013 and at October 31, 2012	135,299	135,299
Common stock, Class A, $.01 par value – authorized 400,000,000 shares; issued 136,244,962 shares at April 30, 2013 and 130,055,304 shares at October 31, 2012 (including 11,760,763 shares at April 30, 2013 and October 31, 2012 held in Treasury)	1,363	1,300
Common stock, Class B, $.01 par value (convertible to Class A at time of sale) – authorized 60,000,000 shares; issued 15,349,699 shares at April 30, 2013 and 15,350,101 shares at October 31, 2012 (including 691,748 shares at April 30, 2013 and October 31, 2012 held in Treasury)	153	154
Paid in capital - common stock	685,398	668,735
Accumulated deficit	(1,185,693)	(1,175,703)
Treasury stock - at cost	(115,360)	(115,360)
Total Hovnanian Enterprises, Inc. stockholders’ equity deficit	(478,840)	(485,575)
Noncontrolling interest in consolidated joint ventures	320	230
Total equity deficit	(478,520)	(485,345)
Total liabilities and equity	$1,618,887	$1,684,250

(1) Derived from the audited balance sheet as of October 31, 2012.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2013	2012	2013	2012
Revenues:
Homebuilding:
Sale of homes	$409,576	$312,494	$743,857	$564,824
Land sales and other revenues	2,740	20,691	15,011	31,270
Total homebuilding	412,316	333,185	758,868	596,094
Financial services	10,682	8,513	22,341	15,203
Total revenues	422,998	341,698	781,209	611,297

Expenses:
Homebuilding:
Cost of sales, excluding interest	333,143	271,563	621,898	488,990
Cost of sales interest	11,274	13,317	21,554	25,793
Inventory impairment loss and land option write-offs	2,191	3,216	2,856	6,541
Total cost of sales	346,608	288,096	646,308	521,324
Selling, general and administrative	37,802	35,125	74,573	68,379
Total homebuilding expenses	384,410	323,221	720,881	589,703

Financial services	7,137	5,363	14,565	10,540
Corporate general and administrative	13,725	12,264	26,228	25,049
Other interest	22,632	26,056	46,632	48,051
Other operations	(2,814)	990	(1,914)	6,388
Total expenses	425,090	367,894	806,392	679,731
Gain on extinguishment of debt	-	27,039	-	51,737
Income from unconsolidated joint ventures	827	1,495	3,116	1,473
(Loss) income before income taxes	(1,265)	2,338	(22,067)	(15,224)
State and federal income tax (benefit) provision:
State	(2,432)	468	(2,199)	1,101
Federal	(151)	68	(9,878)	138
Total income taxes	(2,583)	536	(12,077)	1,239
Net income (loss)	$1,318	$1,802	$(9,990)	$(16,463)

Per share data:
Basic:
Income (loss) per common share	$0.01	$0.02	$(0.07)	$(0.15)
Weighted-average number of common shares outstanding	145,948	116,021	144,373	112,338
Assuming dilution:
Income (loss) per common share	$0.01	$0.02	$(0.07)	$(0.15)
Weighted-average number of common shares outstanding	147,231	116,117	144,373	112,338

HOVNANIAN ENTERPRISES, INC.

(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

(UNAUDITED)

					Communities Under Development
					Three Months - April 30, 2013
		Net Contracts (1)			Deliveries			Contract
		Three Months Ending			Three Months Ending			Backlog
		Apr 30,			Apr 30,			Apr 30,
		2013	2012	% Change	2013	2012	% Change	2013	2012	% Change
Northeast
(includes unconsolidated joint ventures)	Home	226	203	11.3%	134	184	(27.2)%	364	368	(1.1)%
(NJ, PA)	Dollars	$119,447	$106,100	12.6%	$70,314	$91,776	(23.4)%	$178,476	$174,906	2.0%
	Avg. Price	$528,527	$522,660	1.1%	$524,732	$498,783	5.2%	$490,318	$475,288	3.2%
Mid-Atlantic
(includes unconsolidated joint ventures)	Home	291	268	8.6%	219	189	15.9%	481	472	1.9%
(DE, MD, VA, WV)	Dollars	$139,068	$114,542	21.4%	$92,928	$76,015	22.3%	$231,927	$199,621	16.2%
	Avg. Price	$477,896	$427,397	11.8%	$424,329	$402,194	5.5%	$482,176	$422,927	14.0%
Midwest
(includes unconsolidated joint ventures)	Home	288	262	9.9%	188	140	34.3%	617	490	25.9%
(IL, MN, OH)	Dollars	$73,032	$60,021	21.7%	$47,566	$32,079	48.3%	$150,065	$104,945	43.0%
	Avg. Price	$253,584	$229,089	10.7%	$253,008	$229,139	10.4%	$243,217	$214,174	13.6%
Southeast
(includes unconsolidated joint ventures)	Home	231	183	26.2%	159	111	43.2%	372	256	45.3%
(FL, GA, NC, SC)	Dollars	$65,545	$45,607	43.7%	$44,832	$27,364	63.8%	$107,165	$65,039	64.8%
	Avg. Price	$283,746	$249,220	13.9%	$281,965	$246,519	14.4%	$288,079	$254,060	13.4%
Southwest
(includes unconsolidated joint ventures)	Home	779	655	18.9%	571	446	28.0%	825	550	50.0%
(AZ, TX)	Dollars	$235,517	$166,529	41.4%	$160,988	$114,284	40.9%	$273,910	$152,629	79.5%
	Avg. Price	$302,332	$254,242	18.9%	$281,941	$256,242	10.0%	$332,011	$277,508	19.6%
West
(includes unconsolidated joint ventures)	Home	135	204	(33.8)%	153	137	11.7%	168	162	3.7%
(CA)	Dollars	$63,525	$76,971	(17.5)%	$67,068	$48,042	39.6%	$83,008	$65,653	26.4%
	Avg. Price	$470,556	$377,307	24.7%	$438,351	$350,670	25.0%	$494,097	$405,265	21.9%
Grand Total
	Home	1,950	1,775	9.9%	1,424	1,207	18.0%	2,827	2,298	23.0%
	Dollars	$696,134	$569,770	22.2%	$483,696	$389,560	24.2%	$1,024,551	$762,793	34.3%
	Avg. Price	$356,992	$320,998	11.2%	$339,674	$322,751	5.2%	$362,416	$331,938	9.2%
Consolidated Total
	Home	1,695	1,526	11.1%	1,255	1,043	20.3%	2,462	1,921	28.2%
	Dollars	$579,562	$449,943	28.8%	$409,577	$312,494	31.1%	$864,968	$598,951	44.4%
	Avg. Price	$341,925	$294,851	16.0%	$326,356	$299,611	8.9%	$351,328	$311,791	12.7%
Unconsolidated Joint Ventures
	Home	255	249	2.4%	169	164	3.0%	365	377	(3.2)%
	Dollars	$116,572	$119,827	(2.7)%	$74,119	$77,066	(3.8)%	$159,583	$163,842	(2.6)%
	Avg. Price	$457,144	$481,238	(5.0)%	$438,576	$469,917	(6.7)%	$437,213	$434,593	0.6%

DELIVERIES INCLUDE EXTRAS

Notes:

(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

HOVNANIAN ENTERPRISES, INC.

(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

(UNAUDITED)

					Communities Under Development
					Six Months - April 30, 2013
		Net Contracts (1)			Deliveries			Contract
		Six Months Ending			Six Months Ending			Backlog
		Apr 30,			Apr 30,			Apr 30,
		2013	2012	% Change	2013	2012	% Change	2013	2012	% Change
Northeast
(includes unconsolidated joint ventures)	Home	349	312	11.9%	279	310	(10.0)%	364	368	(1.1)%
(NJ, PA)	Dollars	$180,198	$157,084	14.7%	$142,674	$151,302	(5.7)%	$178,476	$174,906	2.0%
	Avg. Price	$516,327	$503,475	2.6%	$511,376	$488,070	4.8%	$490,318	$475,288	3.2%
Mid-Atlantic
(includes unconsolidated joint ventures)	Home	505	436	15.8%	390	334	16.8%	481	472	1.9%
(DE, MD, VA, WV)	Dollars	$238,099	$180,770	31.7%	$169,370	$135,055	25.4%	$231,927	$199,621	16.2%
	Avg. Price	$471,483	$414,609	13.7%	$434,283	$404,356	7.4%	$482,176	$422,927	14.0%
Midwest
(includes unconsolidated joint ventures)	Home	472	430	9.8%	354	240	47.5%	617	490	25.9%
(IL, MN, OH)	Dollars	$121,852	$94,820	28.5%	$87,706	$55,453	58.2%	$150,065	$104,945	43.0%
	Avg. Price	$258,161	$220,512	17.1%	$247,756	$231,056	7.2%	$243,217	$214,174	13.6%
Southeast
(includes unconsolidated joint ventures)	Home	373	309	20.7%	284	221	28.5%	372	256	45.3%
(FL, GA, NC, SC)	Dollars	$106,544	$76,486	39.3%	$78,719	$55,021	43.1%	$107,165	$65,039	64.8%
	Avg. Price	$285,641	$247,528	15.4%	$277,179	$248,962	11.3%	$288,079	$254,060	13.4%
Southwest
(includes unconsolidated joint ventures)	Home	1,338	1,053	27.1%	1,019	834	22.2%	825	550	50.0%
(AZ, TX)	Dollars	$394,786	$270,388	46.0%	$281,717	$205,437	37.1%	$273,910	$152,629	79.5%
	Avg. Price	$295,057	$256,779	14.9%	$276,464	$246,327	12.2%	$332,011	$277,508	19.6%
West
(includes unconsolidated joint ventures)	Home	257	314	(18.2)%	286	280	2.1%	168	162	3.7%
(CA)	Dollars	$117,819	$116,200	1.4%	$116,784	$92,022	26.9%	$83,008	$65,653	26.4%
	Avg. Price	$458,441	$370,064	23.9%	$408,335	$328,650	24.2%	$494,097	$405,265	21.9%
Grand Total
	Home	3,294	2,854	15.4%	2,612	2,219	17.7%	2,827	2,298	23.0%
	Dollars	$1,159,298	$895,748	29.4%	$876,970	$694,290	26.3%	$1,024,551	$762,793	34.3%
	Avg. Price	$351,942	$313,857	12.1%	$335,747	$312,884	7.3%	$362,416	$331,938	9.2%
Consolidated Total
	Home	2,890	2,466	17.2%	2,317	1,932	19.9%	2,462	1,921	28.2%
	Dollars	$976,508	$714,708	36.6%	$743,857	$564,824	31.7%	$864,968	$598,951	44.4%
	Avg. Price	$337,892	$289,825	16.6%	$321,043	$292,352	9.8%	$351,328	$311,792	12.7%
Unconsolidated Joint Ventures
	Home	404	388	4.1%	295	287	2.8%	365	377	(3.2)%
	Dollars	$182,790	$181,040	1.0%	$133,113	$129,466	2.8%	$159,583	$163,842	(2.6)%
	Avg. Price	$452,451	$466,598	(3.0)%	$451,230	$451,101	0.0%	$437,213	$434,594	0.6%

DELIVERIES INCLUDE EXTRAS

Notes:

(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.